Exhibit N

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm “ and to the use of our report dated January 22, 2013, in Pre-effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-183496) and related Prospectus of Duff & Phelps Diversified Income Fund Inc.

/s/ Ernst & Young LLP

Chicago, Illinois

January 22, 2013